Exhibit 23.2




The Board of Directors
First Niagara Financial Group, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Niagara Financial Group, Inc., relative to the First Niagara Financial Group, Inc. 401(k) Plan, Cortland Savings Bank 401(k) Savings Plan in RSI Trust, and Savings Bank of the Finger Lakes, FSB 401(k) Savings
Plan of our report dated January 24, 2003, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on From 10-K of First Niagara Financial Group, Inc., incorporated by reference in the Registration Statement. Our report included an explanatory paragraph describing the adoption prospectively of the provision of Statement of Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.


                                  /s/ KPMG LLP

May 20, 2003
Buffalo, New York

The Board of Directors
First Niagara Financial Group, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Niagara Financial Group, Inc., relative to the First Niagara Financial Group, Inc. and 401(k) Plan, Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust, and Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan of our report dated June 12, 2002, with respect to the statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended and supplementary schedule of assets held at end of year as of December 31, 2001 which report appears in the December 31, 2001 annual report on Form 11-K of First Niagara Financial Group, Inc.


                                  /s/ KPMG LLP

May 20, 2003
Buffalo, New York